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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements and Post Effective Amendments on Form S-3 File Nos. 333-08319, 33-63613, 33-51837, 33-28381 and 33-9541 of Lehman Brothers Inc. and in the related Prospectuses, of our report dated January 7, 1997, with respect to the consolidated financial statements of Lehman Brothers Inc. included in this 1996 Annual Report on Form 10-K for the year ended November 30, 1996.

                                          Ernst & Young LLP

New York, New York
February 28, 1997